Exhibit 99.1

FINAL

Byrna Technologies Announces Preliminary Fiscal Second Quarter Record Revenues of $28.5 Million

Company Achieves 41% Year-Over-Year Growth Driven by Compact Launcher Rollout and Retail Expansion

ANDOVER, Mass., June 5, 2025 - Byrna Technologies Inc. (“Byrna” or the “Company”) (Nasdaq: BYRN), a technology company, specializing in the development, manufacture, and sale of innovative less-lethal personal security solutions, today announced select preliminary financial results for the fiscal second quarter ended May 31, 2025.

Preliminary Second Quarter Results

Based on preliminary unaudited results, Byrna expects total revenue for the fiscal second quarter of 2025 to be $28.5 million, representing a 41% increase from $20.3 million in the fiscal second quarter of 2024. The record Q2 performance was driven by strong early demand for the new Byrna Compact Launcher (CL), which launched on May 1, along with meaningful channel expansion.

E-commerce sales grew 15% year-over-year, supported by growing brand recognition and an increasingly balanced channel mix.

Dealer sales rose 106% year-over-year to $7.5 million, driven by early success in the Company’s partnership with Sportsman’s Warehouse, which soft-launched Byrna products in select stores during the second quarter. As of quarter-end, the program had rolled out an initial group of stores featuring shop-in-shop formats, with in-store ‘Byrna Genius’ installations expected to begin in July to support continued growth and deepen in-store engagement. Growth in the dealer channel also reflected continued momentum from Byrna’s traditional distributor network.

International sales rose 86%, including approximately $800,000 in royalty revenue from Byrna LATAM, which is up from a negligible base in the prior year period.

To ensure sufficient supply for the CL launch and build inventory across product lines, Byrna produced 38,237 Compact Launchers in the quarter, contributing to a total of 63,835 launchers manufactured.

Management Commentary

“We are continuing to raise the bar at Byrna and are encouraged with our ability to generate a record $28.5 million in revenue for the second quarter,” said Byrna CEO Bryan Ganz. “While we saw softness in overall consumer spending throughout the quarter, the launch of the CL and sustained expansion of our total addressable market helped drive a 41% year-over-year increase in revenue. This success is a testament to the growing strength of our brand and the innovation behind the CL.

“Over the past six months, we’ve steadily ramped production to support a successful launch of the CL. With the rollout now underway and a healthy inventory of SD and LE launchers in place, we are transitioning to a steady-state production cadence of 15,000 launchers per month. Combined with the ramping Sportsman’s Warehouse partnership and an expanded influencer roster—including the recent addition of Tucker Carlson—we’re well positioned to maintain momentum through the second half of 2025 and beyond.”

Preliminary Fiscal Second Quarter 2025 Sales Breakdown:

Sales Channel ($ in millions)	Q2 2025	Q2 2024	% Change
Web	16.6	14.4	15%
Byrna Dedicated Dealers	7.5	3.6	106%
Law Enforcement / Schools / Pvt Security	0.1	0.0	120%
Retail Stores	0.8	0.2	223%
International	3.6	1.9	86%
Total Sales	28.5	20.3	41%

Conference Call

Byrna plans to report its full financial results for the fiscal second quarter in July, which will be accompanied by a conference call to discuss the results and address questions from investors and analysts. The conference call details will be announced prior to the event.

About Byrna Technologies Inc.

Byrna is a technology company specializing in the development, manufacture, and sale of innovative non-lethal personal security solutions. For more information on the Company, please visit the corporate website here or the Company's investor relations site here. The Company is the manufacturer of the Byrna® SD personal security device, a state-of-the-art handheld CO2 powered launcher designed to provide a non-lethal alternative to a firearm for the consumer, private security, and law enforcement markets. To purchase Byrna products, visit the Company's e-commerce store.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the securities laws. All statements contained in this news release, other than statements of current and historical fact, are forward-looking. Often, but not always, forward-looking statements can be identified by the use of words such as “plans,” “expects,” “intends,” “anticipates,” and “believes” and statements that certain actions, events or results “may,” “could,” “would,” “should,” “might,” “occur,” “be achieved,” or “will be taken.” Forward-looking statements include descriptions of currently occurring matters which may continue in the future. Forward-looking statements in this news release include, but are not limited to, our statements related to preliminary revenue results for the second fiscal quarter 2025, the timing of the release of full financial results for the quarter, expectations for future sales growth and demand trends, the impact of marketing strategies, the anticipated performance of new products and retail store expansion, and the Company’s ability to sustain momentum throughout 2025. Forward-looking statements are not, and cannot be, a guarantee of future results or events. Forward-looking statements are based on, among other things, opinions, assumptions, estimates, and analyses that, while considered reasonable by the Company at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies, and other factors that may cause actual results and events to be materially different from those expressed or implied.

Any number of risk factors could affect our actual results and cause them to differ materially from those expressed or implied by the forward-looking statements in this news release, including, but not limited to, disappointing market responses to current or future products or services; prolonged, new, or exacerbated disruption of the Company’s supply chain; the further or prolonged disruption of new product development; production or distribution or delays in entry or penetration of sales channels due to inventory constraints, competitive factors, increased shipping costs or freight interruptions; prototype, parts and material shortages, particularly of parts sourced from limited or sole source providers; determinations by third party controlled distribution channels not to carry or reduce inventory of the Company's products; determinations by advertisers to prohibit marketing of some or all Byrna products; the loss of marketing partners or endorsers; potential cancellations of existing or future orders including as a result of any fulfillment delays, introduction of competing products, negative publicity, or other factors; product design defects or recalls; litigation, enforcement proceedings or other regulatory or legal developments; changes in consumer or political sentiment affecting product demand; regulatory factors including the impact of commerce and trade laws and regulations; import-export related matters or tariffs, sanctions or embargos that could affect the Company's supply chain or markets; delays in planned operations related to licensing, registration or permit requirements; and future restrictions on the Company's cash resources, increased costs and other events that could potentially reduce demand for the Company's products or result in order cancellations. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive; accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, (“Risk Factors”) in the Company's most recent Form 10-K, should understand it is impossible to predict or identify all such factors or risks, should not consider the foregoing list, or the risks identified in the Company's SEC filings, to be a complete discussion of all potential risks or uncertainties, and should not place undue reliance on forward-looking information. The Company assumes no obligation to update or revise any forward-looking information, except as required by applicable law.

Investor Contact:

Tom Colton and Alec Wilson
Gateway Group, Inc.
949-574-3860
BYRN@gateway-grp.com